SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Terayon Communication Systems, Inc.

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TERAYON COMMUNICATION SYSTEMS, INC.

4988 Great America Parkway
Santa Clara, CA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 16, 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of stockholders of Terayon Communication Systems, Inc., which will be held on Thursday, December 16, 2004 at 9:00 a.m., local time, at our corporate headquarters at 4988 Great America Parkway, Santa Clara, California for the following purposes:

1. To elect three Class III directors to the Board of Directors to hold office until the 2007 Annual Meeting.

2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

3. To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

      Stockholders who owned shares of our common stock at the close of business on Wednesday, October 20, 2004 are entitled to attend and vote at the Annual Meeting or any postponement or adjournment thereof.

By Order of the Board of Directors

JERRY D. CHASE
Chief Executive Officer

Santa Clara, California

November 12, 2004

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy or vote over the telephone or the Internet as instructed in these materials as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee (“street name” holders) and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
DIRECTORS AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
ROLE OF THE COMPENSATION COMMITTEE
COMPENSATION PHILOSOPHY
CHIEF EXECUTIVE OFFICER COMPENSATION
OTHER EXECUTIVE OFFICERS’ COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE MEASUREMENT COMPARISON
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS

TERAYON COMMUNICATION SYSTEMS, INC.

4988 Great America Parkway
Santa Clara, CA 95054

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 16, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

      We sent you this proxy statement and the enclosed proxy card because the Board of Directors (Board) of Terayon Communications Systems, Inc. (Company) is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders (Annual Meeting). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

      We intend to mail this proxy statement and accompanying proxy card on or about November 17, 2004 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

      Only stockholders of record at the close of business on October 20, 2004 (Record Date) will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

      If on the Record Date your shares were registered directly in your name with our transfer agent, EquiServe L.P., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Financial Institution

      If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer or other similar financial institution, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The brokerage firm, bank, dealer or other financial institution holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

      There are two matters scheduled for a vote:

•	Election of three Class III directors;

•	Ratification of selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

How do I vote?

      You may either vote “For” all the nominees to the Board or you may abstain from voting for any nominee you specify. With respect to the election of the independent auditors, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

      If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. Note, however, if you previously voted by proxy and wish to vote again at the Annual Meeting, your previously voted proxy will be deemed to be revoked and only your vote in person at the Annual Meeting will be counted. Please specifically notify the inspector of elections at the Annual Meeting if you wish to do so.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial the toll-free phone number listed on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Time on December 15, 2004 to be counted.

•	To vote on the Internet, go to www.eproxyvote.com/tern to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on December 15, 2004 to be counted.

Stockholder of Record: Shares Registered in the Name of a Broker, Bank or Other Financial Institution

      If you are a beneficial owner of shares registered in the name of your broker, bank, or other financial institution or agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank, other financial institution or agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, other financial institution or agent. Follow the instructions from your broker, bank, financial institution or agent included with these proxy materials, or contact your broker, bank, financial institution or agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

      On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a proxy card but do not make specific choices?

      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominees for Class III directors and the election of Ernst & Young as independent auditors. If any other matter is properly presented at the Annual Meeting, your proxy holder,

Jerry D. Chase, the Chief Executive Officer of the Company, will vote your shares using his best judgment. We do not presently know of any other business to be conducted at the Annual Meeting.

Who is paying for the expense of mailing and printing the proxy material?

      We pay the entire cost of printing and mailing the proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

      Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at 4988 Great America Parkway, Santa Clara, CA 95054.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

      If you are a beneficial owner, you should follow the directions provided to you by your broker or other agent regarding how to revoke your proxy.

How does the Company determine the date of the annual meeting of the stockholders of the Company and why is the 2004 Annual Meeting at a later date than in prior years?

      According to the bylaws of the Company, the Company’s annual meeting of stockholders of the Company shall be held on such date and at such time as may be designated from time to time by the Board of Directors. The annual meeting of stockholders of the Company has in the last three years been held in May or June. However, the Board this year deferred the holding of the 2004 Annual Meeting pending completion of certain management changes and corporate governance matters, including the recent announcements of the resignations of Dr. Zaki Rakib as Chief Executive Officer of the Company and Mr. Shlomo Rakib as President and Chief Technical Officer, the appointment of Mr. Jerry D. Chase as the new Chief Executive Officer of the Company and the appointment of Mr. Howard Speaks and Dr. Matthew Miller as additional independent members of the Board.

When are stockholder proposals due for next year’s Annual Meeting?

      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 24, 2004, to our Secretary at 4988 Great America Parkway, Santa Clara, CA 95054. If you wish to submit a proposal for consideration at next year’s annual meeting that will not be included in next year’s proxy materials, you must do so by the close of business no earlier than February 28, 2005 and no later than the close of business on March 29, 2005. Subject to applicable laws and regulations, our management has discretion over what stockholder proposals will be included in the agenda for next year’s annual meeting and/or in the related proxy materials. Subject to applicable laws and regulations, our management also will have discretionary authority to vote all shares for which it has proxies in opposition to the matter if we fail to receive notice of any stockholder proposals for next year’s annual meeting by March 29, 2005. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?

      Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will have no effect.

•	To be approved, Proposal No. 2, the ratification of selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004, must receive a “For” vote (either in person or by proxy) from the majority of shares represented, in person or by proxy, at the meeting and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

      A quorum of stockholders is necessary to hold a valid Annual Meeting. As of the close of business on the Record Date, we had 76,168,800 shares outstanding and entitled to vote at the Annual Meeting. A quorum will be present if at least a majority of our outstanding shares as of the Record Date are represented by votes at the Annual Meeting in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy vote or appear in person. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Annual Meeting may postpone or adjourn the Annual Meeting to another date, time and place.

How can I find out the results of the voting at the Annual Meeting?

      Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our annual report on Form 10-K for the 2004 fiscal year.

Who are the current members of the Board?

      The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below.

Nominating and
	Audit	Compensation(2)	Governance
Director	Committee	Committee	Committee

Jerry D. Chase
Aleksander Krstajic
Matthew D. Miller
Zaki Rakib
Shlomo Rakib
Mark Slaven	**		*
Lewis Solomon		**	*
Howard W. Speaks, Jr.	*	*
David Woodrow	*		**

*	Member

**	Chair

PROPOSAL 1

ELECTION OF DIRECTORS

How does the Board select nominees for the Board?

      The Nominating and Governance Committee considers candidates for Board membership that are suggested by its members and other Board members, as well as management and stockholders. The Committee may, and has in the past, retained a third-party executive search firm to identify candidates upon request of the Committee. Additionally, as discussed in greater detail below, the Committee will consider candidates proposed by stockholders.

      Once the Nominating and Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request the prospective nominee to provide additional information about himself or herself, or a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee’s standards and qualifications.

      The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

      With regard to the Company’s newest directors, Mr. Slaven who was appointed in July 2003, Mr. Speaks who was appointed in May 2004, and Dr. Miller who was appointed in July 2004, they were initially suggested to the Nominating and Governance Committee as Board candidates for consideration by Christian and Timbers, an independent executive search firm retained by the Company to assist the committee in identifying qualified independent candidates for addition to the Board. Christian and Timbers was charged with the task of identifying, screening and interviewing potential candidates for submission to the Nominating and Corporate Governance Committee. In 2003 and 2004, Christian and Timbers was engaged by the Company and was paid fees for its services. Additionally, Christian and Timbers suggested Mr. Chase to the Board of Directors for consideration as the Company’s Chief Executive Officer. Mr. Chase was appointed to the Board in September 2004 in connection with his appointment as the new Chief Executive Officer of the Company.

May a stockholder submit a proposal for consideration at an annual meeting, including a recommendation for a director nominee?

      The Nominating and Governance Committee will consider stockholder proposals properly submitted to the Company, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a stockholder proposal included in the Company’s proxy statement for the 2005 annual meeting, a stockholder must submit the proposal and other relevant information in writing to the attention of the Company’s Secretary at its principal executive offices no later than March 29, 2005. In order to have a stockholder proposal considered by the Nominating and Governance Committee for the 2005 annual meeting but not necessarily included in the proxy statement if the stockholder fails to submit the proposal within the above stated deadline, a stockholder must submit the proposal and other relevant information in writing to the attention of the Company’s Secretary at its principal executive offices no earlier than February 28, 2005 and no later than the close of business on March 29, 2005. The stockholder must submit the following relevant information for either consideration by the Nominating and Governance Committee or inclusion in the proxy statement for the 2005 annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (3) the class and number of shares of the Company’s common stock which are beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (Exchange Act), in the stockholder’s capacity as a proponent to the proposal. Only proposals properly submitted as set forth above and in compliance with rules and regulations promulgated pursuant to Regulation 14A under the Exchange Act will be included in the proxy statement for the 2005 annual meeting and/or considered by the Nominating and Governance Committee as an agenda item for the 2005 annual meeting.

      With respect to recommendations of director nominee(s), the stockholder must submit the following relevant information in writing to the attention of the Chairman of the Nominating and Governance Committee, David Woodrow, c/o Terayon Communication Systems, Inc., 4988 Great America Parkway, Santa Clara, CA 95054 in accordance with the deadlines set forth above: (1) the name, age, business and residence address of the prospective candidate; (2) the principal occupation or employment of the prospective candidate; (3) the class and number of shares of the Company’s common stock, if any, which are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the stockholder and the prospective candidate pursuant to which the nomination is to be made by the stockholder if the stockholder and the prospective candidate are different individuals; and (5) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. Once the Nominating and Governance Committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement or other regulatory filings, if nominated.

      The Nominating and Governance Committee will not evaluate candidates differently based on who has made the proposal.

      Greater detail about the submission process for stockholder proposals are set forth in the Company’s bylaws, a copy of which may be obtained by making a written request to the Company’s Secretary at the address of its principal executive offices.

Are there any minimum qualifications required for consideration as a director nominee?

      In considering candidates for the Board, the Nominating and Governance Committee will consider the entirety of each candidate’s credentials. As set forth in its charter, the Nominating and Governance Committee shall consider various qualifications such as broad experience in business, finance or administration, familiarity with national and international business matters, familiarity with the Company’s industry, prominence and reputation. In addition, the Committee will consider the candidate’s ability to serve the long-term interests of the Company’s stockholders and availability to devote time to the Company’s affairs. The Nominating and Governance Committee will also use its best efforts to seek to ensure that the composition of the Board at all times adheres to the independence requirements applicable to companies listed on the Nasdaq National Market, as well as other regulatory requirements applicable to the Company.

How may Company stockholders communicate with the Board?

      The Board believes that full and open communication between stockholders and members of the Board is in the Company’s best interests and the best interests of its stockholders. Stockholders can contact any director or committee of the Board by writing to the Chief Executive Officer, c/o Terayon Communication

Systems, Inc. at 4988 Great America Parkway, Santa Clara, CA 95054. The Chief Executive Officer will determine the extent to which such stockholder communications should be disseminated to members of the Board and what response, if any, should be made to such communications. Generally, communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that are considered to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the company may receive repetitive or duplicative communications. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters may be referred directly to the Company’s Audit Committee by writing to Chairman of the Audit Committee, Mark Slaven, c/o Terayon Communication Systems, Inc. at 4988 Great America Parkway, Santa Clara, CA 95054. In view of recently adopted disclosure requirements by the Securities and Exchange Commission related to stockholder communications, the Nominating and Governance Committee may consider the development of more specific procedures. Until any other procedures are developed and posted on the Company’s web site, any stockholder communication should be directed to the attention of the persons and address noted above.

Board Membership and Independence

      Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

      The Board presently has nine members. Mr. Speaks and Dr. Miller were appointed to the Board in May and July of 2004, respectively. The Nominating and Governance Committee recommended, and the Board subsequently appointed, Mr. Speaks and Dr. Miller to the Board in consideration of the new listing standards of the National Association of Securities Dealers requiring a majority of independent directors on the Board. In addition, the Nominating and Governance Committee deemed it advisable to nominate Mr. Speaks and Dr. Miller to the Board based on their determination that new, independent directors would bring a fresh perspective to discussions about the direction and development of the Company. Mr. Chase was appointed to the Board in September 2004 in connection with his appointment as the new Chief Executive Officer of the Company.

      There are three Class III directors, Dr. Rakib and Messrs. Chase and Slaven, whose term of office expires in 2004. If elected at the Annual Meeting, each of these nominees would serve until the 2007 Annual Meeting or until his successor is elected and has qualified, or until the director’s death, resignation or removal.

      Among the current members of the Board, the Board has determined that Messrs. Slaven, Solomon, Speaks, Woodrow, and Dr. Miller, are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. In making this determination, the Board considered transactions and relationships between each director or his immediate family and the Company and its subsidiaries, including those reported in the section below captioned, “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined, based on its understanding of such transactions and relationships, that Messrs. Slaven, Solomon, Speaks, Woodrow, and Dr. Miller, are independent of the Company and, therefore, a majority of the members of the Board is independent, under the standards set forth by the Nasdaq rules.

      The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2007 Annual Meeting

Jerry D. Chase

      Mr. Chase has served as Chief Executive Officer and a director of the Company since September 2004. He was the Chairman and Chief Executive Officer of Thales Broadcast & Multimedia (TBM), a telecom and test equipment supplier, from 2001 to August 2004, and was President and Chief Executive Officer of the U.S. subsidiary of TBM from 1998 to 2001. During Mr. Chase’s tenure, TBM took a leading market position in providing systems solutions for MPEG and IP video over DSL networks and won two Technical Emmy Awards. Mr. Chase is a former United States Marine Corps Officer and a recipient of the American Legion Aviator’s Valor Award. He earned an MBA from Harvard University and holds a Bachelor of Science in Business Administration from East Carolina University.

Zaki Rakib

      Dr. Rakib co-founded Terayon Communication Systems, Inc. He has served as a director of the Company since January 1993 and Chairman of the Board since September 2004. Dr. Rakib served as Chief Executive Officer and Secretary of the Company from January 1993 to September 2004. From January 1993 to July 1998, Dr. Rakib also served as our Chief Financial Officer. Prior to co-founding the Company, Dr. Rakib served as Director of Engineering for Cadence Design Systems, an electronic design automation software company, from 1990 to 1994. Prior to joining Cadence, Dr. Rakib was Vice President of Engineering at Helios Software, which was acquired by Cadence in 1990. Dr. Rakib is a director of a privately held company. Dr. Rakib holds B.S., M.S. and Ph.D. degrees in engineering from Ben-Gurion University in Israel. Dr. Rakib is the brother of Shlomo Rakib.

Mark Slaven

      Mr. Slaven has served as a director of the Company since July 2003. From March 2003 to August 2004, Mr. Slaven was the Executive Vice President, Finance, and Chief Financial Officer of 3Com Corporation (“3Com”), a provider of networking products, services and solutions for enterprises. Mr. Slaven was 3Com’s Senior Vice President, Finance, and Chief Financial Officer from June 2002 to March 2003 and prior to that the Vice President of Treasury, Tax, Trade and Investor Relations and Vice President and Treasurer from August 2000 to June 2002. Prior to that, Mr. Slaven was Vice President of Finance for Supply Chain Operations since joining the company through 3Com’s acquisition of U.S. Robotics in June 1997, where he was Vice President of Finance for U.S. Robotics’ manufacturing division. Before joining U.S. Robotics, Mr. Slaven was the Chief Financial Officer of the personal printer division at Lexmark International Inc. Mr. Slaven holds a B.S. degree from Tufts University and holds an M.B.A. from The University of Chicago.

      The Company has not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of the Company’s common stock.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office

Matthew D. Miller

      Dr. Miller has served as a director of the Company since July 2004. Since February 2004, Dr. Miller has been the President and Chief Executive Officer of Multispectral Imaging, Inc., a venture-financed company developing applications for night vision and thermal imaging. Dr. Miller served as Chief Executive Officer of NxtWave Communications, a leading supplier of semiconductor chips for emerging digital television markets worldwide, from 1997 until its acquisition in 2002 by ATI Technologies. Prior to NxtWave, Dr. Miller was Vice President of Technology at General Instrument Corporation from 1988 to 1994, where he made major contributions to the development of digital television, optical communications for cable television, and cable modems. Dr. Miller holds a bachelor’s degree from Harvard University and a Ph.D. from Princeton University.

Aleksander Krstajic

      Mr. Krstajic has served as a director of the Company since July 1999. Since July 2003, Mr. Krstajic has been the Chief Marketing Officer at Bell Canada, a telecommunications company. Mr. Krstajic held a variety of senior management positions at Rogers Communications, Inc., most recently as Senior Vice President, Sales and Marketing, from 1994 through January of 2003. Mr. Krstajic is a director of Ontario Energy Savings Corporation and several privately held companies. Mr. Krstajic holds a B.A. degree in economics from the University of Toronto in Canada and attended the executive educational program at Wharton School of Business at the University of Pennsylvania.

Shlomo Rakib

      Mr. Rakib co-founded Terayon Communication Systems, Inc. He has served as a director of the Company since January 1993 and Chairman of the Board from January 1993 until August 2004. He served as Chief Technical Officer from February 1995 until October 2004 and President from January 1993 until October 2004. Prior to co-founding the Company, Mr. Rakib served as Chief Engineer at PhaseCom, Inc. a communications products company, from 1981 to 1993, where he pioneered the development of data and telephony applications over cable. Mr. Rakib is the inventor of several patented technologies in the area of data and telephony applications over cable. Mr. Rakib is a director of a privately held company. Mr. Rakib holds a B.S.E.E. degree from Technion University in Israel. Mr. Rakib is the brother of Zaki Rakib.

Lewis Solomon

      Mr. Solomon has served as a director of the Company since March 1995. Mr. Solomon has been a principal of G&L Investments, a consulting firm, since 1989 and served as Chief Executive Officer of Broadband Services, Inc. until July 2004. From 1983 to 1988, he served as Executive Vice President at Alan Patricof Associates, a venture capital firm focused on high technology, biotechnology and communications industries. Prior to that, Mr. Solomon served in various capacities with General Instrument Corporation, most recently as Senior Vice President. From April 1986 to January 1997, he served as Chairman of the Board of Cybernetic Services, Inc., a LED systems manufacturer, which commenced a Chapter 7 bankruptcy proceeding in April 1997. Mr. Solomon serves on the boards of Anadigics, Inc., a manufacturer of integrated circuits, Harmonic, Inc., a company that designs, manufacturers and markets digital and fiberoptic systems, and Artesyn Technologies, Inc., a power supply and power converter supply company. Mr. Solomon also serves on the boards of several privately held companies. Mr. Solomon holds a B.S. degree in physics from St. Joseph’s College.

Howard W. Speaks, Jr.

      Mr. Speaks has served as a director of the Company since May 2003. Mr. Speaks has been Chief Executive Officer of Rosum Corporation, a maker of global positioning system products, since August 2003. Previously, Mr. Speaks was President and Chief Executive Officer of Kyocera Wireless Corporation, a developer and manufacturer of wireless phones and accessories, from August 2001 to August 2003, President and Chief Executive Officer of Triton Network Systems, Inc., a wireless communications equipment company, from September 1999 to August 2001, Executive Vice President and General Manager, Network Operators Group of Ericsson, Inc. from 1998 to 1999, Executive Vice President and General Manager, Wireless Division of Ericsson, Inc. from 1997 to 1998, and Vice President, Western Region of Ericsson, Inc. from 1995 to 1997. Mr. Speaks is a director of Glenayre Technologies, a supplier of wireless data infrastructure.

David Woodrow

      Mr. Woodrow has served as a director of the Company since June 2002. From September 2000 until March 2002, Mr. Woodrow served as the Chief Executive Officer and President of Qwest Digital Media LLC, a production and digital media management company. From 1982 until his retirement in September 2000, Mr. Woodrow held a number of senior management positions, most recently the Executive Vice President, Broadband Services, with Cox Communications, Inc., a major cable operator in the United States. Mr. Woodrow is a director of several privately held companies. Mr. Woodrow holds a B.S. and M.S. degree in mechanical engineering from Purdue University and a M.B.A. from the University of Connecticut.

      Christopher Schaepe resigned as a member of our Board on September 26, 2003. The Company wishes to thank Mr. Schaepe for his many contributions.

Board Committees and Meetings

      During the fiscal year ended December 31, 2003 the Board held eleven meetings and acted by unanimous written consent ten times. The Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

      During the fiscal year ended December 31, 2003, all directors attended at least 75% of the aggregate of the meetings of the Board. Audit Committee, Compensation Committee, and Nominating and Governance Committee members attended at least 75% of the aggregate of their respective meetings. Commencing in 2004, it is the policy of the Board to encourage members of the Board to attend the annual stockholders meetings, although attendance is not required. Director attendance at each annual stockholders meeting, commencing with the 2004 stockholder meeting, will be posted on the Company’s web site at www.terayon.com. Commencing in 2003, the independent directors of the Board met separately with no members of management present in executive sessions. It is further the policy of the Board that independent directors of the Board would meet in executive sessions at least once per quarter.

Audit Committee

      The Audit Committee of the Board oversees our financial reporting process. For this purpose, the Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and selects and engages the Company’s independent auditors. In discharging its duties, the Audit Committee reviews and approves the scope of the annual audit, and non-audit services to be performed by the independent auditors and the independent auditors’ audit and non-audit fees; recommends to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission; meets independently with the Company’s independent auditors and senior management; and reviews the general scope of the Company’s accounting, financial reporting, annual audit and matters relating to internal control systems, as well as the results of the annual audit and interim financial statements, auditor independence issues and the adequacy of the Audit Committee charter. The Audit Committee also monitors the Company’s compliance with laws and regulations and standards of business conduct. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

      The Audit Committee operates under a written charter adopted by the Board. Additional duties and powers of the Audit Committee are set forth in the new Audit Committee Charter adopted on May 27, 2004, which is included herein as Exhibit A.

      The current members of the Audit Committee are Messrs. Slaven, Speaks and Woodrow. The members of the Audit Committee in 2003 were Messrs. Slaven, Solomon and Woodrow. The Audit Committee met eight times during 2003 and acted by unanimous written consent two times. After considering transactions and relationships between each member of the Audit Committee or his immediate family and the Company and its subsidiaries and reviewing the qualifications of the members of the Audit Committee, the Board determined that all current members of the Audit Committee are, and members of the Audit Committee in 2003 were, (1) “independent” as that term is defined in Section 10A of the Securities and Exchange Act; (2) “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers; and (3) financially literate and have the requisite financial sophistication as required by the Nasdaq rules applicable to issuers listed on the Nasdaq National Market.

Audit Committee Financial Expert

      The Board has determined that Mr. Slaven is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K, pursuant to the fact that, among other things, he was the Chief Financial Officer of 3Com Corporation and in that capacity has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules in order to constitute him as an audit committee financial expert.

Compensation Committee

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company’s stock option plans and performs other functions regarding compensation as the Board may delegate.

      The current members of the Compensation Committee are Messrs. Solomon and Speaks. The members of the Compensation Committee in 2003 were Messrs. Krstajic, Slaven and Woodrow. The Board has determined that all current members of the Compensation Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The Compensation Committee met three times in 2003 and acted by unanimous written consent one time.

      The Compensation Committee operates under a written charter adopted by the Board. The Board adopted a new Compensation Committee Charter on May 27, 2004, which is included herein as Exhibit B.

Nominating and Governance Committee

      The Nominating Committee was established in February 2003 and was reconstituted as the Nominating and Governance Committee in May 2004. The committee recommends director nominees to stand for election at the Company’s annual meeting of stockholders, monitors the board composition and handles corporate governance issues. The Nominating and Governance Committee has the authority under its charter to hire and approve the fee paid to consultants or search firms to assist in the process of identifying and evaluating candidates.

      The current members of the Nominating and Governance Committee are Messrs. Slaven, Solomon and Woodrow. The members of the Nominating and Governance Committee in 2003 were Dr. Rakib and Messrs. Schaepe and Woodrow. The Board has determined that all current members of the Nominating and Governance Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The Nominating and Governance Committee met one time during 2003 and acted by unanimous written consent one time.

      The Nominating and Governance Committee operates under a written charter adopted by the Board. The Board adopted a new Nominating and Governance Committee Charter on May 27, 2004, which is included herein as Exhibit C.

REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      The charter of the Audit Committee of the Board (Audit Committee), as revised in May 2004, specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	the adequacy of the Company’s system of internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent auditors; and

•	the performance of the Company’s independent auditors.

      The full text of the Audit Committee’s revised charter is attached to this proxy statement as Exhibit A and is available on the Company’s Investor Relations website (www.terayon.com/investors).

      In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•	supervises the relationship between the Company and its independent auditors, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving significant non-audit services; and confirming the independence of the independent auditors; and

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

      The Audit Committee met eight times and acted by unanimous written action two times during fiscal 2003. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors without the presence of the Company’s management.

      As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements, including its audited financial statements, prior to their issuance. During fiscal 2003, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and the letter from Ernst & Young LLP to the Audit Committee required under the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

      In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, review staffing levels and take steps to implement recommended improvements in internal procedures and controls.

      Based on all of these reviews and discussions with the Company’s independent auditors, the undersigned Audit Committee members recommended to the Board, and the Board subsequently approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Members of the Audit Committee — Fiscal 2003

Mark Slaven — Chairman
Lewis Solomon
David Woodrow

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 1993. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Audit and Non-Audit Fees

      Ernst & Young LLP performed services for us in fiscal 2002 and 2003 related to financial statement audit work, quarterly reviews, tax services, special projects and other ongoing consulting projects. Fees paid to Ernst & Young in fiscal 2002 and 2003 were as follows:

	2003	2002

Audit Fees(1)	$606,922	$585,889
Tax Fees(2)	$84,912	$162,874
All Other Fees(3)	$12,444	$15,187

(1)	Audit fees represent aggregate fees billed for the audit of consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 and the review of financial statements included in our quarterly reports on Form 10-Q.

(2)	Tax fees represent fees for professional services provided in connection with the preparation of our federal and state tax returns, international tax consulting and advisory services for other tax compliance matters.

(3)	All other fees consist of fees for products and services other than the services reported above.

      There were no audit-related fees paid to Ernst & Young in fiscal 2002 or 2003.

      All audit and non-audit services performed by Ernst & Young must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from the company. Our Audit Committee specifically approved all audit and non-audit services prior to them being performed by Ernst & Young in fiscal 2003.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

DIRECTORS AND EXECUTIVE OFFICERS

      Certain information regarding our executive officers as of the date of this proxy statement is set forth below.

Name	Age	Position

Jerry D. Chase	44	Chief Executive Officer and Director
Edward Lopez	44	Senior Vice President, General Counsel and Human Resources, Acting Chief Financial Officer
Zaki Rakib	46	Chairman of the Board
Shlomo Rakib	47	Director
Aleksander Krstajic	41	Director
Mark Slaven(1)(3)	48	Director
Lewis Solomon(2)(3)	71	Director
David Woodrow(1)(3)	58	Director
Matt Miller	57	Director
Howard W. Speaks, Jr.(1)(2)	56	Director

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of the Nominating and Governance Committee

      The biographical information for the directors and certain executive officers is listed above, in Proposal One. Set forth below is the biographical information for the executive officers whose biographical information is not listed above.

      Edward Lopez joined the Company in October 1999 as the Company’s Vice President, General Counsel and became Senior Vice President, General Counsel and Human Resources in 2001. In August 2004, Mr. Lopez became the Company’s Acting Chief Financial Officer. Prior to joining the Company, Mr. Lopez was Vice President, Business Development, General Counsel and Secretary of ReSound Corporation, a technology leader in the hearing device industry. From 1993 to 1998, Mr. Lopez served as Senior Corporate Counsel and Assistant Secretary of Nellcor Puritan Bennett, a medical device company, and prior to that was associated with Morrison & Foerster, an international law firm headquartered in San Francisco, California. Mr. Lopez earned his law degree from the Harvard Law School and holds a B.A. in economics from Columbia University.

      The Company has recently experienced significant changes in its senior executive officers, including the resignation of Dr. Rakib as Chief Executive Officer and his appointment as Chairman of the Board of Directors, resignation of Mr. Rakib as Chairman, President and Chief Technology Officer although he remains a member of the Board, the resignation of Mr. Douglas Sabella as Chief Operating Officer and the resignation of Arthur Taylor as Chief Financial Officer, as well as the appointment of Mr. Chase as the new Chief Executive Officer and a member of the board, and Mr. Lopez’s appointment as the Acting Chief Financial Officer. The Company is currently actively engaged in the search for a new Chief Financial Officer and will promptly announce such appointment as soon as a suitable candidate is found which could occur after the mailing of these proxy materials and before the 2004 Annual Meeting. As a result of these and other changes, including the search for a new Chief Financial Officer, the Company may experience additional turnover in management.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s common stock as of October 31, 2004 by: (i) each director and nominee for director; (ii) the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2003 (Named Executive Officers); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. All shares of the Company’s common stock subject to options currently exercisable or exercisable within 60 days of October 31, 2004, are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 76,168,800 shares outstanding on October 31, 2004, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated in the table, the address of each party listed in the table is 4988 Great America Parkway, Santa Clara, California 95054.

	Beneficial Ownership

	Number of	Percentage
Beneficial Owner	Shares	Ownership

FMR Corporation	9,750,403	12.80%
82 Devonshire Street
Boston, Massachusetts 02109(1)
Zaki Rakib(2)	4,202,040	5.44%
Shlomo Rakib(3)	4,202,040	5.44%
Edward Lopez(4)	440,647	*
Lewis Solomon(5)	305,198	*
Aleksander Krstajic(6)	229,560	*
Douglas Sabella(7)	125,000	*
David M. Woodrow(8)	71,337	*
Arthur T. Taylor(9)	62,500	*
Mark Slaven(10)	28,175	*
Howard W. Speaks, Jr.(11)	—	*
Matthew D. Miller(12)	—	*
Jerry D. Chase(13)	—	*
All executive officers and directors as a group (12 persons)(14)	6,634,727	12.16%

*	Less than one percent.

(1)	FMR Corporation filed an amendment to Schedule 13G, dated as of February 17, 2004, with the Securities and Exchange Commission. FMR Corporation reported beneficial ownership of 9,750,403 shares.

(2)	Shares beneficially owned by Dr. Zaki Rakib include 240,000 shares of common stock held by the Shlomo Rakib Children’s Trust of which Dr. and Mrs. Rakib are trustees and 1,050,000 shares of common stock underlying stock options, which are exercisable within 60 days of October 31, 2004. In addition, Dr. Rakib’s family members, other than Mr. Rakib, hold 48,122 shares of common stock underlying stock options. Dr. Rakib disclaims beneficial ownership of these shares held by the Selim Rakib Children’s Trust and stock options held by Dr. Rakib’s family members. Dr. Rakib tendered his resignation as Chief Executive Officer effective as of September 7, 2004.

(3)	Shares beneficially owned by Shlomo Rakib include 240,000 shares of common stock held by the Zaki Rakib Children’s Trust of which Mr. And Mrs. Rakib are trustees and 1,050,000 shares of common stock underlying stock options which are exercisable within 60 days of October 31, 2004. In addition, Mr. Rakib’s family members, other than Dr. Rakib, hold 48,122 shares of common stock underlying stock options. Mr. Rakib disclaims beneficial ownership of these shares held by the Zaki Rakib Children’s Trust and stock options held by Mr. Rakib’s family members. Mr. Rakib tendered his resignation as President and Chief Technology Officer effective as of October 1, 2004.

(4)	Shares beneficially owned include 440,000 shares of common stock underlying stock options that are exercisable within 60 days of October 31, 2004. Mr. Lopez became the Acting Chief Financial Officer of the Company on August 1, 2004.

(5)	Shares beneficially owned include 245,198 shares of common stock underlying stock options that are exercisable within 60 days of October 31, 2004.

(6)	Shares beneficially owned include 229,560 shares of common stock underlying stock options, which are exercisable within 60 days of October 31, 2004.

(7)	Shares beneficially owned include 125,000 shares of common stock underlying stock options, which are exercisable within 60 days of October 31, 2004. Mr. Sabella began employment with the Company as Chief Operating Officer on July 14, 2003 and tendered his resignation effective as of July 16, 2004.

(8)	Shares beneficially owned include 71,337 shares of common stock underlying stock options, which are exercisable within 60 days of October 31, 2004.

(9)	Shares beneficially owned include 62,500 shares of common stock underlying stock options that are exercisable within 60 days of October 31, 2004. Mr. Taylor began employment with the Company as Chief Financial Officer on February 24, 2003 and tendered his resignation effective as of July 31, 2004.

(10)	Shares beneficially owned include 28,175 shares of common stock underlying stock options that are exercisable within 60 days of October 31, 2004. Mr. Slaven joined the Company as a director in July 2003.

(11)	Mr. Speaks joined the Company as a director in May 2004.

(12)	Dr. Miller joined the Company as a director in July 2004.

(13)	Mr. Chase joined the Company as Chief Executive Officer and a director in September 2004.

(14)	Shares beneficially owned by the Company’s current directors and officers as a group include 3,301,770 shares of common stock underlying stock options that are exercisable within 60 days of October 31, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, as well as persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and report of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent stockholders were complied with and filed on a timely basis.

Code of Ethics

      The Company has a Code of Business Conduct, which is applicable to all employees, including the controller, executive officers, including the Chief Executive Officer, and the Chief Financial Officer, and members of the Board. The Code of Business Conduct is available on the Company’s Investor Relations website (www.terayon.com/investor). The Code of Business Conduct satisfies the requirements under the Sarbanes-Oxley Act of 2002, as well as Nasdaq rules applicable to issuers listed on the Nasdaq National Market. The Code of Business Conduct, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the Code of Business Conduct is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that the Company’s business is conducted in a legal and ethical manner. Any waivers to the Code of Business Conduct may be granted by the corporate compliance officer. The Company intends to post amendments to or waivers from the Code of Business Conduct (to the extent applicable to the Company’s executive officers and members of the Board) on the Company’s Investor Relations website.

EXECUTIVE COMPENSATION

Compensation of Directors

      In October 2002, the Company adopted a compensation plan for non-employee board members whereby each non-employee director receives a monthly retainer of $2,000 and $1,000 per board or committee meeting attended. Committee chairs receive an additional $500 per committee meeting attended. In fiscal 2003, Mr. Krstajic received a total of $38,000, Mr. Slaven a total of $15,000, Mr. Solomon a total of $46,500 and Mr. Woodrow a total of $46,000 for their board service. Mr. Speaks and Dr. Miller joined our Board in May and July of 2004, respectively. Mr. Chase joined our Board in September 2004 in connection with his appointment as the new Chief Executive Officer of the Company. One of the Company’s former board members, Christopher Schaepe who resigned from the Company’s board in September 2003, received $38,000 for his board service in 2003. The members of the board are eligible for reimbursement for their expenses incurred in connection with attendance at board and committee meetings in accordance with Company policy. Mr. Krstajic also received compensation of $30,000 in March of 2004 for consulting services that he provided to the Company in 2003.

      Each non-employee director of the Company also receives stock option grants under the 1998 Non-Employee Directors’ Stock Option Plan (Directors’ Plan). Only non-employee directors, which are currently Messrs. Krstajic, Slaven, Solomon, Speaks, Woodrow, Mr. Raki, Dr. Rakib, and Dr. Miller, are eligible to receive non-qualified stock options under the Directors’ Plan. The Directors’ Plan is administered by the board, unless the board delegates the administration of the Directors’ Plan to a committee comprised of board members. The Board of Directors has the authority to amend the Directors’ Plan, or options granted under the Directors’ Plan, except for any amendments that might require stockholder approval under Rule 16b-3.

      Directors may also receive options pursuant to the Company’s 1997 Plan (as defined below) in lieu of or in addition to options under the Directors’ Plan which may be required if at any time there are insufficient shares remaining available for grant under the Directors’ Plan.

      The aggregate number of shares of common stock of the Company that may be issued pursuant to options granted under the Directors’ Plan is 800,000 shares. Option grants under the Directors’ Plan are non-discretionary. Pursuant to the Directors’ Plan, non-employee directors automatically receive (i) an option to purchase 60,000 shares of common stock on the date of his or her initial election or appointment to be a non-employee director and (ii) an option to purchase 25,000 shares of common stock on the date of each annual meeting of stockholders, which amount shall be prorated for the 12-month period prior to the annual meeting of stockholders if the non-employee director has not continuously served as a non-employee director during such period. In addition, each non-employee director who is then serving as a member of a committee automatically receives an option to purchase 6,000 shares of common stock for each such committee on the date of each annual meeting of stockholders, which amount shall be prorated for the 12 month period prior to the annual meeting of stockholders if the non-employee director has not continuously served as a committee member during such 12-month period. No other options may be granted at any time under the Directors’ Plan. The exercise price of the options granted under the Directors’ Plan will be equal to the fair market value of the common stock on the date of grant. Options granted under the Directors’ Plan vest and become exercisable as to 33% of the shares on the first anniversary of the date of grant and 1/36th of the shares monthly thereafter. An optionee whose service relationship with the Company or any affiliate (whether as a non-employee director or subsequently as an employee, director or consultant of either the Company or an affiliate) ceases for any reason may exercise vested options for the term provided in the option agreement (three months generally, 12 months in the event of disability and 18 months in the event of death). Options granted under the Directors’ Plan generally are non-transferable, however, an optionee may designate a beneficiary who may exercise the option following the optionee’s death. In the event of certain changes in control of the Company, all outstanding awards under the Directors’ Plan either will be assumed or substituted for by the surviving entity. If the surviving entity determines not to assume or substitute for such awards, the vesting and time during which such options may be exercised shall be accelerated prior to such event and the options will terminate if not exercised after such acceleration and at or prior to such event. The term of options granted under the Directors’ Plan is 10 years. Unless terminated sooner by the board, the Directors’ Plan will terminate in June 2008.

      During fiscal 2003, the Company granted 211,527 shares of common stock pursuant to stock options from the Directors’ Plan to non-employee directors of the Company. These options were granted at an average exercise price of $2.95 per share to Messrs. Krstajic, Slaven, Solomon, Woodrow, and Schaepe. The exercise price was the respective fair market value of the common stock on the date of grant. As of October 31, 2004, 24,591 shares of common stock pursuant to options had been exercised under the Directors’ Plan.

      Directors who are employees of the Company do not receive separate compensation for their services as directors.

Compensation of Executive Officers

     Summary of Compensation

      The following table shows for the fiscal years ended December 31, 2003, 2002 and 2001, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and the other four most highly compensated executive officers in 2003 (Named Executive Officers). There were no other Named Executive Officers of the Company during 2003.

Summary Compensation Table

					Long-Term Compensation

					Awards
		Annual Compensation					Payouts
					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP
Name and Principal		Salary	Bonus	Compensation	Awards	Options/SARs	Payouts	All Other
Position in Fiscal 2003	Year	($)	($)(9)	($)	($)(10)	(#)(10)	($)	Compensation ($)

Dr. Zaki Rakib	2003	450,000	—	—	—	500,000	—	99,484	(1)(3)
Chief Executive Officer	2002	450,000	—	—	—	—	—	25,500	(1)(4)
and Secretary	2001	450,000	—	—	44,374	800,000	—	136,630	(1)(2)(5)
Mr. Shlomo Rakib	2003	450,000	—	—	—		—	450	(3)
Chairman of the Board,	2002	450,000	—	—	—	500,000	—	450	(4)
President and Chief Technology Officer	2001	450,000	—	—	44,374	800,000	—	95,324	(2)(5)
Mr. Edward Lopez(6)	2003	230,000	—	—	—	250,000	—	300	(3)
Senior Vice President,	2002	230,000	—	—	—	—	—	300	(4)
General Counsel and Human Resources	2001	230,000	—	—	233,459	315,000	—	313	(5)
Mr. Douglas Sabella(7)	2003	139,808	—	—	—	500,000	—	223	(3)
Chief Operating Officer
Mr. Arthur Taylor(8)	2003	213,542	—	—	—	450,000	—	394	(3)
Senior Vice President and Chief Financial Officer

(1)	Includes $30,000, $25,200 and $24,700 of compensation paid by the Company on behalf of Dr. Rakib for an apartment in Israel in 2003, 2002 and 2001, respectively. In 2003, Dr. Rakib incurred $69,034 of incremental cost of personal usage of a corporate aircraft calculated in accordance with Internal Revenue Service guidelines. The amount of $69,034 was attributed to Dr. Rakib as compensation and included in “All Other Compensation” in 2003. In 2002, Dr. Rakib paid $35,000 to reimburse the Company for his cost related to personal usage of a corporate aircraft calculated in accordance with Internal Revenue Service guidelines. The amount of $35,000 was not included in “All Other Compensation” in 2002, and may not be sufficient to cover all of the costs associated with his personal usage of the corporate aircraft in 2002. Dr. Rakib resigned as the Chief Executive Officer of the Company on September 7, 2004. Mr. Rakib resigned as the President and Chief Technical Officer of the Company on October 31, 2004.

(2)	Includes $111,630 of accrued and unused vacation paid to Dr. Rakib in 2001 and $95,024 for accrued and unused vacation paid out to Mr. Rakib in 2001.

(3)	Includes $450, $450, $394, $223 and $300 contributed by the Company for premiums under a group term life insurance policy on behalf of Dr. Rakib, Mr. Rakib, Mr. Taylor, Dr. Sabella, and Mr. Lopez, respectively, in 2003.

(4)	Includes $300, $450, and $300 contributed by the Company for premiums under a group term life insurance policy on behalf of Dr. Rakib, Mr. Rakib, and Mr. Lopez, respectively, in 2002.

(5)	Includes $300, $300, and $313 contributed by the Company for premiums under a group term life insurance policy on behalf of Dr. Rakib, Mr. Rakib, and Mr. Lopez, respectively, in 2001.

(6)	Mr. Lopez became a Named Executive Officer of the Company on July 15, 2003. Mr. Lopez became the Acting Chief Financial Officer of the Company on August 1, 2004.

(7)	Mr. Sabella joined the Company as Chief Operating Officer on July 14, 2003. On an annualized basis, Mr. Sabella’s salary was $300,000. Mr. Sabella resigned as Chief Operating Officer of the Company on July 16, 2004.

(8)	Mr. Taylor joined the Company as Chief Financial Officer on February 24, 2003. On an annualized basis, Mr. Taylor’s salary was $250,000. Mr. Taylor resigned as Chief Financial Officer of the Company on July 31, 2004.

(9)	In 2003, Dr. Rakib and Mr. Rakib each accrued $216,563 of bonus related the Company’s Executive Compensation Plan, which would have been paid in 2004. Dr. Rakib and Mr. Rakib voluntarily waived their right to receive their bonuses and consequently did not receive any payout under the Company’s Executive Compensation Plan. In 2003, Mr. Taylor, Mr. Sabella, and Mr. Lopez accrued $111,429, $67,282, $110,688, respectively, of bonuses related to the Company’s Executive Compensation Plan, which were earned in 2003 but paid in 2004.

(10)	On February 14, 2001, Dr. Rakib, Mr. Rakib, and Mr. Lopez each received a stock option grant for 800,000, 800,000 and 340,000 shares, respectively, of common stock at a price per share of $6.81. In November 2001, the Company’s Board of Directors approved a stock option exchange offer, which permitted employees and members of the Board of Directors to exchange all stock options with an exercise price per share equal to or greater than $9.00 for a common stock award. Dr. Rakib, Mr. Rakib and Mr. Lopez participated in the Company’s stock option exchange offer. On December 5, 2001, Dr. Rakib and Mr. Rakib each cancelled stock option grants for 800,000 shares of common stock at a price per share of $81.38. On December 5, 2001, Mr. Lopez cancelled stock option grants for 296,160, 20,000, and 23,840 shares of common stock at a price per share of $20.97, $31.41, $20.97, respectively. On December 6, 2001, Dr. Rakib, Mr. Rakib and Mr. Lopez received 3,136, 3,136, and 12,937 shares, respectively, of common stock in connection with the stock option exchange offer and those shares of common stock had a value of $44,374, $44,374, and $183,059, respectively, on that date.

      The Company grants options to its United States employees, including its executive officers, under its 1997 Equity Incentive Plan, as amended, (1997 Plan) and options to its non-United States based employees under its 1999 Non-Officer Equity Incentive Plan (1999 Plan). In May 2003, the Board reduced the 1999 Plan by 13,762,174 shares and the 1997 Plan by 6,237,826 of shares. As of December 31, 2003, options to purchase a total 7,794,701 shares and 9,099,202 shares were outstanding under the 1997 Plan and the 1999 Plan, respectively, and 4,513,436 shares and 3,112,391 shares remained available for grant under the 1997 Plan and the 1999 Plan, respectively.

      The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown in the below table is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

Option/ SAR Grants in Last Fiscal Year

	Individual Grants						Alternative
							to Grant
					Potential Realizable Value		Date Value
					at Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options/SARs	Exercise		Appreciation for Option
	Underlying	Granted to	Or Base		Term		Grant Date
	Options/SARs	Employees in	Price	Expiration			Present
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)	Value ($)

Dr. Rakib	500,000	7.21%	$2.45	05/28/2013	$770,396	$1,952,335	$844,750
Mr. Rakib	500,000	7.21%	$2.45	05/28/2013	$770,396	$1,952,335	$844,750
Mr. Lopez	250,000	3.61%	$2.45	05/28/2013	$385,198	$976,167	$422,375
Mr. Sabella	500,000	7.21%	$4.26	07/15/2013	$1,339,546	$3,394,671	$1,652,350
Mr. Taylor	325,000	4.69%	$2.04	02/24/2013	$416,957	$1,056,651	$398,385
Mr. Taylor	125,000	1.80%	$2.45	05/28/2013	$192,599	$488,084	$211,188

Aggregated Option/ SAR Exercises in Last Fiscal Year, and Fiscal Year-End Option/ SAR Values

Number of
Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			Fiscal Year-End (#)	Fiscal Year-End ($)
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise (#)	Realized ($)	Unexercisable	Unexercisable (1)

Dr. Rakib	—	—	733,333/566,667	—/—
Mr. Rakib	—	—	733,333/566,667	—/—
Mr. Lopez	—	—	261,249/303,751	—/—
Mr. Sabella	—	—	—/500,000	—/—
Mr. Taylor	—	—	—/450,000	—/3,250

(1)	Calculated on the basis of the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2003, minus the exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE OF CONTROL AGREEMENTS

      In February 2003, the Company entered into an employment agreement with Dr. Rakib, which established him as the Chief Executive Officer of the Company. Dr. Rakib’s employment agreement did not provide for any specified compensation arrangement, and was superseded by the transition agreement described below.

      In August 2004, Mr. Lopez entered into a new employment agreement with the Company which superseded his prior employment agreement entered into in October 1999. Pursuant to the terms of his new employment agreement, Mr. Lopez’s employment is on an at will basis and he may be terminated at any time for convenience by the Company. Mr. Lopez’s base salary is set at $230,000 per year. In the event Mr. Lopez’s employment is terminated by the Company without cause or Mr. Lopez terminates his employment with the Company for good reason or for any other reason after October 1, 2004, Mr. Lopez is entitled to the following severance benefits: (a) a severance payment equal to $345,000; (b) subject to certain limitations, continuation of his employee benefits, at the Company’s expense, for twelve months after termination; (c) outplacement and career counseling services, at the Company’s expense, provided, that the expense shall not exceed $57,5000 or in the event that Mr. Lopez elects not to use such services, the Company will pay a lump sum payment of $57,500 to him; and (d) vesting of Mr. Lopez’s outstanding unvested stock options for a period of one year following the termination date. In connection with receipt of the severance benefits, Mr. Lopez would reaffirm his continuing obligations after termination under the proprietary information and invention assignment agreement that he signed upon his employment, and would enter into a release of claims with the Company. The company continues to be bound by the Indemnity Agreement that the Company entered into with Mr. Lopez on July 7, 2004. Any severance payments and benefits that Mr. Lopez receives under his employment agreement would reduce any compensation or severance benefits that he would otherwise be entitled to receive under his change of control severance agreement discussed below.

      In January 2003, the Company entered into an employment agreement with Arthur Taylor, which established Mr. Taylor as the Company’s Chief Financial Officer beginning in February 2003 with a base salary of $250,000, and granted Mr. Taylor a stock option to purchase 325,000 shares of the Company’s common stock. Mr. Taylor resigned as Chief Financial Officer on July 31, 2004.

      In July 2003, the Company entered into an employment agreement with Douglas Sabella, which established Mr. Sabella as the Company’s Chief Operating Officer beginning in July 2003 with a base salary of $300,000, and granted Mr. Sabella a stock option to purchase 500,000 shares of the Company’s common stock. In June 2004, Mr. Sabella announced his intention to resign as Chief Operating Officer of the Company and entered into a separation agreement with the Company pursuant to which his resignation was effective as of July 16, 2004. In connection with his resignation, Mr. Sabella received a lump sum payment of $300,000, less taxes and withholdings, and continuation of benefits under group health, disability, life insurance and other welfare benefit plans for a period of 12 months following the resignation date. In connection with the lump sum payment, Mr. Sabella reaffirmed his ongoing obligations under the proprietary information and invention assignment agreement that he signed upon his employment, and entered into a release of claims with the Company. The separation agreement superseded Mr. Sabella’s then existing employment agreement and terminated his change of control severance agreement as of the date he resigned as Chief Operating Officer.

      In January 2004, the Company entered into change of control severance agreements with each of its executive officers, Dr. Rakib and Messrs. Lopez, Rakib, Sabella and Taylor. These agreements provide for the payment of severance and acceleration of stock option upon the termination of employment other than for cause or with good reason within twelve months of a change of control. Under the change of control severance agreements 100% of unvested options would vest upon such termination. The change of control severance agreements also provide for a severance payment equal to 100% of base and target incentive compensation in the case of Messrs. Lopez, Sabella and Taylor, and 150% of base and target incentive compensation in the case of Dr. Rakib and Mr. Rakib, plus outplacement benefits (the value of which shall not exceed 25% of each executives’ annual base salary) and continued benefits under the Company’s group health, disability, life insurance and other welfare benefit plans for a period of 12 months following termination. Any payment or benefit that Dr. Rakib and Mr. Rakib would otherwise be entitled to receive pursuant to their change of control severance agreements would be reduced by the severance payments and benefits that each of Dr. Rakib and Mr. Rakib received pursuant to their transition agreement and employment agreement, respectively, as discussed below. In addition, the change of control severance agreements will no longer be applicable to Dr. Rakib and Mr. Rakib and they would not be entitled to receive any payment pursuant to these agreements after they are no longer employees of the Company after their one-year transition periods as further discussed below. Any payment that Mr. Lopez would otherwise be entitled to receive pursuant to his change of control severance agreement would be reduced by any severance payment or benefits that he receives pursuant to his employment agreement discussed above. The change of control severance agreements are no longer applicable to Messrs. Taylor and Sabella as they have since resigned from the Company. “Change of control” is defined in the change of control agreement as an acquisition of more than 50% of the Company’s outstanding voting securities, a stockholder approved merger, consolidation or reorganization of more than 51% of the Company’s outstanding voting securities, a stockholder approved liquidation or dissolution of the Company or the agreement for the sale or dissolution of all or substantially all of the assets of the Company to a third party. “Cause” is defined in the change of control agreement as fraud, misappropriation, embezzlement or willful engagement in misconduct that is demonstrably and materially injurious to the Company and its subsidiaries taken as a whole. “Good reason” is defined in the change of control agreement as a change in job duties, status, position, responsibilities or salary, a failure to pay compensation, material change in a benefit plan, breach of the change of control severance agreement, insolvency, relocation that is more than 60 miles from Santa Clara, California or Company’s termination attempts that do not comply with the severance agreement.

      In May 2004, Dr. Rakib announced his resignation as the Chief Executive Officer of the Company, which resignation became effective on September 7, 2004. Following his resignation, Dr. Rakib was appointed as Chairman of the Board. In connection with this transition, Dr. Rakib entered into a transition agreement with the Company pursuant to which he would remain with the Company as an employee for one year after his resignation as Chief Executive Officer. Pursuant to the agreement, Dr. Rakib also received a lump sum payment of $1,350,000, less taxes and withholdings. During the one-year period that Dr. Rakib remains an employee of the Company, his outstanding options will continue to vest in accordance with their terms, and he continues to receive benefits under group health, disability, life insurance and other welfare benefit plans. Prior to the end of that one year period the Company cannot terminate Dr. Rakib’s employment except for cause, which is generally defined as certain types of crime generally involving dishonesty, willful material misconduct as determined by the Company’s board of directors or failure to comply in any material respect with the terms of the transition agreement. In connection with his receipt of the lump sum payment, Dr. Rakib entered into a release of claims. Dr. Rakib has also entered into a proprietary information and invention assignment agreement. He also is subject to covenants not to compete and not to solicit customers and employees while he is an employee or director of the Company and for one year afterwards. The transition agreement superseded Dr. Rakib’s existing employment agreement except that Dr. Rakib’s existing change of control severance agreement, as discussed above, remains in effect as amended by the transition agreement while he is an employee. The severance payments and benefits under the transition agreement reduce any compensation and severance benefits that he would otherwise be entitled to receive under his change of control severance agreement. In addition, the change of control agreement discussed above will no longer be applicable to Dr. Rakib and he would not be entitled to receive any payment or benefit pursuant to that agreement after he is no longer an employee of the Company after the one-year transition period.

      In May 2004, Mr. Rakib announced his resignation as Chairman of the Board, which resignation became effective on September 8, 2004. Additionally, on October 1, 2004, Mr. Rakib resigned as President and Chief Technology Officer of the Company. Mr. Rakib remains as a director of the Company. In connection with this transition, Mr. Rakib entered into an agreement with the Company pursuant to which he would remain with the Company as an employee for one year after his resignation as President and Chief Technology Officer. Pursuant to the agreement, Mr. Rakib also received a lump sum payment of $1,350,000, less taxes and withholdings. During the one-year period that Mr. Rakib remains an employee of the Company, his outstanding options will continue to vest in accordance with their terms, and he continues to receive benefits under group health, disability, life insurance and other welfare benefit plans. Prior to the end of that one year period the Company cannot terminate Mr. Rakib’s employment except for cause, which is generally defined as certain types of crime generally involving dishonesty, willful material misconduct as determined by the Company’s board of directors or failure to comply in any material respect with the terms of the transition agreement. In connection with his receipt of the lump sum payment, Mr. Rakib entered into a release of claims. Mr. Rakib has also entered into a proprietary information and invention assignment agreement. He also is subject to covenants not to compete and not to solicit customers and employees while he is an employee or director of the Company and for one year afterwards. The transition agreement superseded Mr. Rakib’s existing employment agreement except that Mr. Rakib’s existing change of control severance agreement, as discussed above, remains in effect as amended by the transition agreement while he is an employee. The severance payments and benefits under the transition agreement reduce any compensation and severance benefits that he would otherwise be entitled to receive under his change of control severance agreement. In addition, the change of control agreement discussed above will no longer be applicable to Mr. Rakib and he would not be entitled to receive any payment or benefit pursuant to that agreement after he is no longer an employee of the Company after the one-year transition period.

      On July 22, 2004, Mr. Chase entered into a letter agreement with the Company providing for his appointment as the new Chief Executive Officer of the Company effective as of September 8, 2004. Pursuant to the letter agreement, Mr. Chase is to receive an annual salary of $400,000. Mr. Chase is also eligible to receive an annual bonus of up to seventy-five percent of his base salary, the payment of which is based on the achievement of certain goals to be defined by the Company’s Board of Directors. In the event Mr. Chase’s employment is terminated by the Company without cause or Mr. Chase terminates his employment with the Company for good reason at any time on or before September 8, 2007, Mr. Chase is entitled to the following severance benefits: (a) a severance payment equal to twelve months of his then base salary; (b) subject to certain limitations, continuation of his employee benefits, at the Company’s expense, for the duration of such twelve months period; and (c) outplacement and career counseling services, at the Company’s expense, provided, that the expense shall not exceed twenty-five percent of his then base salary. Mr. Chase also was granted an option to purchase 800,000 shares of Common Stock of the Company under the 1997 Equity Incentive Plan, at an exercise price per share of $1.67, which represented the closing selling price per share of the Company’s common stock on the Nasdaq National Market on September 8, 2004. The option will vest over a four year period, twenty-five percent of which will vest on September 8, 2005 and the remainder will vest on a monthly basis thereafter.

      Mr. Chase further entered into a change of control severance agreement with the Company, dated as of July 22, 2004. The agreement provides, among other things, that, during the term of the agreement, in the event Mr. Chase’s employment with the Company is terminated within twelve months of a change of control of the Company, other than for cause by the Company or for good reason by him, Mr. Chase would be entitled to the following severance benefits: (i) a severance payment equal to one hundred percent of his then base salary and target bonus; (ii) subject to certain limitations, continuation of his employee benefits, at the Company’s expense, for the duration of such twelve months period; and (iii) full vesting of all of his unvested stock options upon termination of his employment. Any severance benefits provided to Mr. Chase under the severance agreement in connection with a change of control of the Company are offset and reduced by the value of any Severance Benefits that Mr. Chase may be entitled to receive under his letter agreement discussed above. The severance agreement is in effect until September 8, 2007. The definitions of “change of control,” “cause” and “good reason” under Mr. Chase’s change of control severance agreement are the same as those applicable to Dr. Rakib and Messrs. Rakib and Lopez under their change of control severance agreement as discussed above.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes our equity compensation plan information as of December 31, 2003. Information is included for both equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

			Common Stock Available
	Common Stock to	Weighted-average	for Future Issuance
	be Issued Upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options	Options	(excluding securities
	and Rights	and Rights	reflected in column (a))
Plan Category
	(a)	(b)	(c)
Equity compensation plans approved by Terayon stockholders(1)	8,364,757	$5.17	16,134,118 (3)
Equity compensation plans not approved by Terayon stockholders(2)	9,099,202	$7.06	12,211,593

Totals	17,463,959	$6.20	28,345,711 (3)

(1)	Includes options to purchase common stock outstanding under the Terayon Communication Systems, Inc. 1995 Stock Option Plan as amended; Terayon Communication Systems, Inc. 1997 Equity Incentive Plan, as amended; Terayon Communication Systems, Inc. 1998 Employee Stock Purchase Plan, as amended; and Terayon Communication Systems, Inc. 1998 Non-Employee Directors Stock Option Plan, as amended.

(2)	Includes options to purchase the Terayon Communication Systems, Inc. 1999 Non-Officer Equity Incentive Plan, as amended.

(3)	Includes 2,400,152 shares of common stock authorized under the Company’s employee stock purchase plan.

1995 Plan

      In March 1995, our Board of Directors approved a stock option plan (1995 Plan) that authorized shares for future issuance to be granted as options to purchase shares of our common stock. As of December 31, 2003 a total of 4,229,494 shares have been authorized for issuance related to the 1995 Plan.

1997 Plan

      In March 1997, our Board of Directors approved an equity incentive plan (1997 Plan) that authorized 1,600,000 shares for future issuance to be granted as options to purchase shares of our common stock. In June 1998, our Board of Directors authorized the adoption of the amended 1997 Plan, increasing the aggregate number of shares authorized for issuance under the 1997 Plan to 6,600,000 shares (5,000,000 additional shares). The amendment also provided for an increase to the authorized shares each year on January 1, starting with January 1, 1999, if the number of shares reserved for future issuance was less than 5% of our outstanding common stock, then the authorized shares would be increased to a balance equal to 5% of the common stock outstanding. There were no increases to the 1997 Plan in 1998 or 1999. On January 1, 2000, 2,384,528 shares were added to the 1997 Plan for a total of 8,984,528 shares.

      The 1997 Plan was amended on June 13, 2000 to increase the shares authorized for issuance by 3,770,000 additional shares and to provide for an increase in the number of shares of common stock beginning January 1, 2000 through January 1, 2007, by the lesser of 5% of the common stock outstanding on such January 1 or 3,000,000 shares. In May 2003, the Company’s Board of Directors authorized the adoption of an amendment to reduce the number of authorized shares in the 1997 Plan by 6,237,826 shares. As of December 31, 2003, a total of 15,516,702 shares have been authorized for issuance related to the 1997 Plan.

1998 Plan

      In June 1998, the our Board of Directors authorized the adoption of the 1998 Non-Employee Directors’ Stock Option Plan (1998 Plan), pursuant to which 400,000 shares of our common stock have been reserved for future issuance to our non-employee directors. In 2002, our Board of Directors amended the 1998 Plan to increase the shares authorized for issuance by 400,000 additional shares. As of December 31, 2003, a total of 800,000 shares have been authorized for issuance related to the 1998 Plan.

1999 Plan

      In September 1999, our Board of Directors authorized the adoption of the 1999 Non-Officers Equity Incentive Plan (1999 Plan), pursuant to which 6,000,000 shares of our common stock have been reserved for future issuance to our non-officer employees. The plan has been amended by our Board of Directors to increase the amount of authorized shares available. Additionally, in May 2003, our Board of Directors authorized the adoption of an amendment to reduce the number of authorized shares in the 1999 Plan by 13,762,174 shares. As of December 31, 2003, a total of 14,737,826 shares have been authorized for issuance related to the 1999 Plan.

      The 1995 and 1997 Plans provide for incentive stock options or nonqualified stock options to be issued to employees, directors, and our consultants. Prices for incentive stock options may not be less than the fair market value of the common stock at the date of grant. Prices for nonqualified stock options may not be less than 85% of the fair market value of the common stock at the date of grant. Options are immediately exercisable and vest over a period not to exceed five years from the date of grant. Any unvested stock issued is subject to repurchase by us at the original issuance price upon termination of the option holder’s employment. Unexercised options expire ten years after the date of grant.

      The 1998 Plan provides for non-discretionary nonqualified stock options to be issued to our non-employee directors automatically as of the effective date of their election to the Board of Directors and annually following each annual stockholder meeting. Prices for nonqualified options may not be less than 100% of the fair market value of the common stock at the date of grant. Options generally vest and become exercisable over a period not to exceed three years from the date of grant. Unexercised options expire ten years after the date of grant.

      The 1999 Plan provides for nonqualified stock options to be issued to our non-officer employees and consultants. Prices for nonqualified stock options may not be less than 85% of the fair market value of the common stock at the date of the grant. Options generally vest and become exercisable over a period not to exceed five years from the date of grant. Unexercised options expire ten years after date of grant.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such.

      The Compensation Committee has furnished the following report on executive compensation for fiscal year 2003.

ROLE OF THE COMPENSATION COMMITTEE

      The Compensation Committee Charter gives the Compensation Committee the direct responsibility to:

•	review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer;

•	evaluate the performance of the Chief Executive Officer and, either as a committee or together with the other independent members of the Board, determine and approve the compensation level for the Chief Executive Officer; and

•	make recommendations to the Board regarding the compensation of the Company’s officers and certain compensation plans.

      The Committee’s specific responsibilities include:

•	periodic review of the Company’s general compensation policies and strategies, including executive compensation;

•	review and approve corporate goals and objectives relevant to executive officers and evaluation of their performance in light of those goals and objectives;

•	approve salaries, bonuses and all equity-based compensation of the Company’s officers;

•	review the Company’s benefit programs and review and approval of all incentive performance-based and equity based plans, plus review and approve other plans submitted to the Compensation Committee by management; and

•	review and approve the terms of employment contracts of the Company’s officers.

COMPENSATION PHILOSOPHY

      The goals of the Company, the Board and the Compensation Committee are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

•	The Company pays competitively compared to leading technology companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and establishes its pay parameters based on this review.

•	The Company considers individual and corporate performance and an individual’s levels of responsibility, prior experience, breadth of knowledge and skill set in establishing an individual’s level of compensation.

•	The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company’s business challenges and opportunities as owners and not just as employees.

      Philosophy Regarding Section 162(m) of the Code. Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. While the Compensation Committee considers and attempts to preserve deductibility in executive compensation, it believes that stockholder interests are best preserved in not restricting the Compensation Committee’s discretion and flexibility in crafting and adopting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee may in the future approve compensation arrangements for certain officers that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding any of the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

      The Compensation Committee has determined that stock options granted under the Company’s 1997 Equity Incentive Plan (1997 Plan) with an exercise price at least equal to the fair market value of the Company’s common stock on the date of grant shall be treated as “performance-based compensation.”

      Long-Term Incentives. The Company believes in providing its employees, including its executive officers, with equity incentive through the form of stock option to provide employees with a personal incentive in the Company and as a retention mechanism. The Company believes that providing employees with such equity incentives builds long-term stockholder value and aligns the interests of the employees and the stockholders. The Company’s long-term equity incentive program consists of the 1997 Plan and the 1999 Plan. The equity incentive programs utilize vesting periods (generally four or five years for new hire stock option grants and shorter periods for stock option refresh grants) to encourage key employees to continue in the employ of the Company. Grants are made at 100% of the fair market value on the date of grant. Executives receive value from these grants only if the value of the Company’s common stock appreciates over the long-term. The size of option grants is determined based on competitive practices of comparable and leading companies in the technology industry and the Company’s philosophy of significantly linking executive compensation with stockholder interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

      Dr. Rakib’s base salary in 2003 was $450,000, and Dr. Rakib was eligible to receive a bonus of up to $216,563 under the Company’s 2003 Executive Incentive Compensation Plan (Compensation Plan), which would have been paid in 2004. Dr. Rakib voluntarily waived his right to receive his bonus and consequently did not receive any payout under the Compensation Plan, which is described below. The Compensation Committee, and in the past — the Board, reviews Dr. Rakib’s compensation annually and sets Dr. Rakib’s compensation. The Compensation Committee took into account (i) its belief that Dr. Rakib is the Chief Executive Officer of a technology company that designs, develops and sells broadband equipment, (ii) the scope of Dr. Rakib’s responsibility and (iii) Dr. Rakib’s ability to lead the Company’s continued development.

      In 2003, the Board, upon the recommendation of the Compensation Committee, implemented the Compensation Plan for certain of the Company’s officers, including the Chief Executive Officer and each of the executive officers. The Compensation Plan was a bonus plan in which the Company’s officers would be eligible to receive a bonus based on (i) the Company’s performance and (ii) qualitative performance by the officer. The Chief Executive Officer would make a recommendation to the Compensation Committee on the qualitative performance of each of the officers and the Compensation Committee would evaluate the Chief Executive Officer’s performance. Any payment from the Compensation Plan would be based on a percentage of the officer’s base pay.

      In 2003, the Board, upon the recommendation of the Compensation Committee, implemented a stock option refresh program for all employees, including the Chief Executive Officer and the other executive officers. In determining the size of the stock option grant to the Chief Executive Officer (and other employees, including the executive officers), the Compensation Committee and the Board considered the Company’s policy of providing officers with significant equity incentives to retain such executives (and employees), stock option grants being provided by other companies that design, develop and sell broadband equipment and the size and value of outstanding stock option grants. The Board, upon the recommendation of the Compensation Committee, provided Dr. Rakib with a stock option grant of 500,000 shares that would vest fifty percent (50%) on each of the first and second year anniversary of the grant date, May 28, 2003 (the vesting schedule was the same for all other employees, including executive officers).

OTHER EXECUTIVE OFFICERS’ COMPENSATION

      In 2003, the Company hired two of its executive officers, Messrs. Sabella and Taylor. In reviewing and approving the compensation, including base salary and incentive compensation (in both the form of equity in stock options and target compensation in the form of the Compensation Plan) of Messrs. Sabella and Taylor, as well as Messrs. Lopez and Rakib, the Compensation Committee and the Board considered the recommendation of the Chief Executive Officer, to the extent available, the salary norms for persons in comparable positions at comparable companies and the person’s experience. The fiscal 2003 salaries of the Chief Executive Officer and Messrs. Lopez, Rakib, Sabella and Taylor are shown in the Executive Compensation Summary Table.

The Compensation Committee of the Board of Directors — Fiscal 2003

Aleksander Krstajic
Mark Slaven
David Woodrow — Chairman of the Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In the fiscal year ended December 31, 2003, the Compensation Committee consisted of Messrs. Krstajic, Slaven and Woodrow. Prior to February 2003, Compensation Committee consisted of Dr. Rakib and Messrs. Krstajic and Schaepe. In February 2003, the Board of Directors reconstituted the Compensation Committee to consist of Messrs. Krstajic, Schaepe and Woodrow with Mr. Woodrow as Chairman. Mr. Slaven joined the Compensation Committee in August 2003 and Mr. Schaepe resigned from the Board of Directors, including Board of Director committees, in September 2003. In May 2004, the Board reconstituted the Compensation Committee to consist of Messrs. Solomon and Speaks with Mr. Solomon as Chairman. The Board members, Messrs. Krstajic, Schaepe, Slaven, Solomon, Speaks and Woodrow, are not, and were not in 2003, officers or employees of the Company. Each of the Company’s directors holds securities of the Company. No executive officer of the Company served on the board of directors or Compensation Committee of any entity, which has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

Delivery of This Proxy Statement

      The SEC has adopted rules that permit the Company and its intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” could provide the Company with cost savings.

      This year, a number of brokers with account holders who are the Company’s stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Terayon Communication Systems, Inc., Attn: Corporate Secretary, 4988 Great America Parkway, Santa Clara, CA 95054.

      Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker.

PERFORMANCE MEASUREMENT COMPARISON

      The following graph compares the cumulative total stockholder return of an investment of $100 in cash from December 31, 1998 through September 30, 2004 for (i) the Company’s common stock, (ii) the Standards & Poor’s 500 Index (S&P 500) and (iii) the Nasdaq Telecommunications Stock Index (Nasdaq Telecom). All values assume reinvestment of the full amount of all dividends and are calculated as of the last trading day of each month listed. The information contained in the performance graph shall not be deemed to be “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Data Points(1)	12/31/1998	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2003	09/30/2004

Terayon	$37.00	$62.81	$4.06	$8.27	$2.05	$4.50	$2.12
S&P 500	$1,229.23	$1,469.25	$1,320.28	$1,148.08	$879.82	$1,111.92	$1,114.58
NASDAQ Telecom	$500.91	$1,015.40	$463.44	$236.63	$108.79	$183.57	$173.01

Conversion to Index Point(2)	12/31/1998	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2002	09/30/2004

Terayon	100	170	11	22	6	12	6
S&P 500	100	120	107	93	72	90	91
NASDAQ Telecom	100	203	93	47	22	37	35

(1)	Stock closing price

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company has entered into indemnity agreements with all directors and executive officers of the Company. The indemnity agreement provides, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

      Mr. Krstajic, a director of the Company, was the Senior Vice President Interactive Services, Sales and Product Development for Rogers Cable, Inc., a wholly-owned subsidiary of Rogers Communications, Inc. until January 2003. Until April 2003, Rogers was a related party to the Company. Consequently, revenues attributed to Rogers were classified as related party revenues in the first quarter of 2003. During the fiscal year ended December 31, 2003, Rogers Communications, Inc. purchased equipment and services from the Company, which accounted for approximately $1.5 million worth of the Company’s related party revenues.

      During the fiscal year ended December 31, 2003, Harmonic, Inc. purchased equipment and services from the Company, which accounted for approximately $3.2 million worth of the Company’s related party revenues. Mr. Solomon, a director of the Company, is also a member of the Board of Directors of Harmonic, Inc.

      During fiscal 2003, the Company employed Suzan Fishel, a sister of Dr. Rakib and Mr. Rakib. She was paid an aggregate salary of $97,363 for her services during the year.

      In January 2004, YAS Corporation (YAS), an entity affiliated with Rouzbeh Yassini-Fard, the Company’s Interim Head of Data Business from June to November 2004, entered into a consulting agreement with the Company. Pursuant to the consulting agreement, YAS agreed to provide the Company with consulting and market development services primarily in connection with the Company’s cable modem termination system (CMTS) products for a term, unless earlier terminated, until December 31, 2006. The scope of YAS’s consulting relationship is subject to specific tasks set forth in a statement of work agreed upon by YAS and the Company. Five specified consultants associated with YAS, including Dr. Yassini-Fard, agreed to provide consulting services to the Company on a non-exclusive basis. In consideration for its services, the Company agreed to pay YAS’s approved expenses and the following fees: (i) $140,000 per month for 2004, (ii) $50,000 per month for 2005 and (iii) $40,000 per month for 2006. Additionally, YAS would be paid a commission based on the number of sales of the Company’s CMTS products during the term of the agreement to the top fifteen North American Multiple System Operators, provided the aggregate commission to be paid to YAS would not exceed $4,920,000. The consulting agreement also sets forth the rights of the parties with respect to ownership of intellectual property created during the term of the agreement, with intellectual property created by YAS and its consultants belonging to YAS and intellectual property created by the Company and its employees belonging to the Company. The Company also agreed to indemnify YAS and its consultants in connection with YAS’s provision of services to the Company. In addition to the consulting relationship entered into with the Company in January 2004, Dr. Yassini-Fard and entities affiliated with him have acted as consultants to the Company in the past pursuant to prior consulting arrangements with the Company which have since expired. In fiscal year 2003, the consulting firm associated with Dr. Yassini-Fard, YAS Corporation, was paid an aggregate of $50,000 for its consulting services to the Company. From January to October 2004, YAS Corporation has been paid an aggregate of $1,700,000 for its consulting services to the Company.

      In June 2004 in connection with Dr. Yassini-Fard’s appointment as Interim Head of Data Business of the Company, the consulting agreement with YAS was orally amended. The modified arrangement with YAS provided, among other things, that Dr. Yassini-Fard would serve on a full-time basis as Interim Head of Data Business until August 31, 2004. In that capacity, Dr. Yassini-Fard would have the full authority to operate the Data Business but would be required to report to the Executive Committee of the Board on a regular basis. The Executive Committee of the Board was dissolved upon the appointment of the Company’s new Chief Executive Officer, and Mr. Yassini-Fard reported directly to the Company’s Board of Directors. YAS also added six additional consultants to work with the Company. In connection with Dr. Yassini-Fard’s modified role on an interim basis and the addition of six consultants, the monthly fee payable to YAS increased from $140,000 to $180,000. The other terms of the existing consulting agreement with YAS remain unaffected. Dr. Yassini-Fard’s position as the Company’s Interim Head of Data Business was extended to December 2004. In November 2004, the Company and Dr. Yassini-Fard agreed that he should no longer continue as the Company’s Interim Head of Data Business, but the Company continues to engage YAS as a consultant to the Company pursuant to the terms and conditions of the original consulting agreement with YAS discussed above. Consequently, Dr. Yassini-Fard’s monthly fee payable to YAS was reduced to $140,000 through December 2004.

      The Company believes that the terms of the transactions described above were no less favorable to the Company than would have been obtained from an unaffiliated third party. Any future transactions between the Company and any of its officers, directors or principal stockholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board.

OTHER MATTERS

      The Board knows of no other matter that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Jerry D. Chase
Chief Executive Officer

November 12, 2004

      A copy of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Terayon Communication Systems, Inc., Attn: Corporate Secretary, 4988 Great America Parkway, Santa Clara, CA 95054. Furthermore, upon written request to the Corporate Secretary, the exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

      The Company’s annual report for the fiscal year ended December 31, 2003 and quarterly report for the quarter ended September 30, 2004, have been mailed concurrently with the mailing of these proxy materials to all stockholders entitled to notice of, and to vote at, the Annual Meeting. Certain information contained in these proxy materials is more current than information contained in the Company’s annual report for the fiscal year ended December 31, 2003 and quarterly report for the quarter ended September 30, 2004.

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE

TERAYON COMMUNICATION SYSTEMS, INC.

Authority and Purpose

      The Audit Committee of Terayon Communication Systems, Inc. (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee (the “Committee”) shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company’s Certification of Incorporation, Bylaws and applicable rules and regulations.

Statement of Policy

      The Committee shall oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. In so doing, the Committee shall endeavor to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company. In addition, the Committee shall review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the “NASD”) applicable to Nasdaq listed issuers. The Committee shall discharge its responsibilities and shall access the information provided by the Company’s management and the independent auditors, in accordance with its business judgment. In exercising its business judgment, the Committee shall be entitled to rely on the information and advice provided by the Company’s management and/or its independent auditors.

Committee Structure and Membership

      Committee members shall be elected annually by the Board, based on the recommendation of the Nominating and Governance Committee, and shall serve until their successors shall be duly elected and qualified. Committee members may be removed at any time by vote of the Board.

      The Committee shall be comprised of three or more directors, as determined by the Board. Each member of the Committee shall be an independent director as defined by all applicable rules and regulations. In addition, for purposes hereof, an “independent director” shall be one:

•	who accepts no consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board or is not otherwise an affiliated person of the Company; and

•	who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

      Each member of the Committee shall be able to read and understand fundamental financial statements in accordance with the rules of the NASD applicable to Nasdaq listed issuers. At least one member of the Committee shall be a “financial expert,” as defined by Section 407 of the Sarbanes-Oxley Act of 2002, having an understanding of generally accepted accounting principles and financial statements, experience in the preparation or auditing of financial statements of companies generally comparable to the Company, experience in the application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves, experience with internal accounting controls and an understanding of audit committee functions.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. To the extent practical and appropriate, each regularly scheduled meeting should conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should, to the extent practical and appropriate, meet periodically with management, the director of the internal auditing function, if any, and the independent auditor in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

      Unless the Chairman of the Committee is elected by the Board, the Committee shall elect a Chairman by majority vote.

Powers

      The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered, without the approval of the Board or management, to engage and compensate independent legal and other advisors, as it determines necessary to carry out its duties. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate or in accordance with generally accepted accounting principles or applicable law. Those tasks are the responsibility of management and the independent auditor. The Board and the Committee are in place to represent the Company’s stockholders. Accordingly, the independent auditor is ultimately accountable to the Board and the Committee.

Responsibilities

      The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Company’s stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

      In meeting its responsibilities, the Committee is expected to:

1. Review and reassess the adequacy of this Charter periodically, and no less frequently than annually, and recommend to the Board any necessary amendments as conditions dictate.

2. With respect to the Company’s independent auditors:

a. The Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors. The Committee shall pre-approve all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Company, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant pre-approvals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. The independent auditors shall be ultimately accountable to the Board and to the Committee. Notwithstanding anything to the contrary contained in the foregoing, the Board shall have the opportunity to advise and consult with the Committee about the nomination of the independent auditors to be proposed for stockholder approval and the selection, evaluation and (when appropriate) replacement of the independent auditors.

b. Review the independence of the independent auditors, including a review of management consulting services, and related fees, provided by the independent auditors. The Committee shall require the independent auditors at least annually to provide a formal written statement delineating all relationships between the independent auditors and the Company consistent with the rules of the NASD applicable to Nasdaq listed issuers and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

3. Review and concur with management on the need for an internal audit department, the scope and responsibilities of an internal audit department and on the appointment, replacement, reassignment or dismissal of an internal audit department manager or director.

4. Review and discuss with management, before release, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report in Form 10-K. Make a recommendation to the Board whether or not the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

5. In connection with its review of the Company’s interim and audited financial statements, if no report is made by the independent auditors and management, the Committee shall inquire of the Company’s management and the independent auditors as to whether there were any significant financial reporting issues and judgments made in connection with the preparation of such financial statements, as well as the potential impact on the Company’s financial statements of any proposed changes in accounting and financial reporting rules.

6. In consultation with the independent auditors, the internal audit department, if any, and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

a. The Company’s annual financial statements and related notes.

b. The independent auditors’ audit of the financial statements and their report thereon.

c. The independent auditors’ reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management, including the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1.

d. Any deficiency in, or suggested improvement to, the procedures or practices employed by the Company as reported by the independent auditors in their annual management letter.

7. The Committee shall at least annually inform the independent auditors, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Committee or its Chairman about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to their satisfaction.

8. Periodically, and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors, the internal audit department, if any, and/or management, to consider and review the following:

a. Any significant changes required in the independent auditors’ audit plan.

b. Any difficulties or disputes with management encountered during the course of the audit.

c. The adequacy of the Company’s system of internal financial controls.

d. The effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Company’s financial statements.

e. Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

f. Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

9. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

10. Obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

11. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

12. Prepare a report in the Company’s proxy statement in accordance with SEC requirements.

13. To the extent appropriate or necessary, it is advisable that the Committee review the rationale for employing audit firms other than the principal independent auditors; and, where an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

14. To the extent that it is practical, it is recommended that one or more members of the Committee periodically review, before release, the unaudited operating results in the Company’s quarterly earnings release and/or discuss the contents the quarterly earnings release with management.

15. The Committee shall direct the independent auditors to use their best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Committee and the Chief Financial Officer any matters identified in connection with the auditors’ review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61.

16. To the extent that it is practical, it is recommended that one or more members of the Committee meet periodically with or interview, in separate sessions, the Chief Financial Officer, the senior internal auditing executive and the independent audit firm engagement partner.

17. To the extent not otherwise approved by a comparable independent body of the Board, review and approve all related party transactions (consistent with the rules of the NASD applicable to Nasdaq listed issuers).

Approved: May 27, 2004

EXHIBIT B

CHARTER OF THE COMPENSATION COMMITTEE

TERAYON COMMUNICATION SYSTEMS, INC.

I.     Purpose

      The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Terayon Communication Systems, Inc. (the “Company”) to: (a) assist the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers; and (b) to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.

II.     Committee Membership

      Committee members shall be elected annually by the Board, based on the recommendation of the Nominating and Governance Committee, and shall serve until their successors shall be duly elected and qualified. Committee members may be removed at any time by vote of the Board.

      The Committee shall consist of no fewer than three members. Each member of the Committee shall be an independent director as defined by all applicable rules and regulations. In addition, for purposes hereof, an “independent director” shall be one who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

III.     Structure and Meetings

      The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws and any direction by the Board. The Committee chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a chairperson by a vote of the majority of the full Committee.

      The Committee shall meet at least four times a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

      The Committee Chairperson will preside at each meeting and, in consultation with the other members, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chairperson of the Committee shall regularly report to the full Board on its proceedings and any actions that the Committee takes.

      As necessary or desirable, the Chairperson of the Committee may invite any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, to be present at meetings of the Committee, consistent with the maintenance of confidentiality of compensation discussions. The Chief Executive Officer (the “CEO”) should not attend that portion of the meeting where the CEO’s performance or compensation is discussed.

IV.     Committee Authority and Responsibilities

      The Committee shall:

a. Annually review and approve the Company’s corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of such goals and objectives, and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

b. Annually review and make recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity based-plans. The Committee shall attempt to ensure that the Company’s compensation program is effective in attracting and retaining key employees, reinforces business strategies and objectives for enhanced stockholder value, and is administered in a fair and equitable manner consistent with established policies and guidelines.

c. Administer the Company’s incentive-compensation plans and equity based-plans (other than plans under which options may be granted only to non-employee directors of the Company) as in effect and as adopted from time to time by the Board; provided that the Board shall retain the authority to interpret such plans.

d. Approve any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained.

e. Approve any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Committee or Board.

f. Ensure appropriate overall corporate performance measures and goals are set and determine the extent that established goals have been achieved and any related compensation earned.

g. Approve the compensation package for any officer that will be hired by the Company. Officer will be any employee that is hired at the level of vice president or higher.

h. Annually review and approve for the Company’s officers i) annual base salary levels; ii) annual incentive compensation levels; iii) long-term incentive compensation levels; iv) employment agreements, severance agreements, and change of control agreements/provisions, in each case as, when and if appropriate; and v) any supplemental or special benefits.

i. Perform such other functions and have such other powers consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board may deem appropriate.

j. Produce a Committee report on executive compensation as required to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission.

k. Prepare and issue the evaluation required under “Performance Evaluation” below.

V.     Performance Evaluation

      The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee shall also perform an annual evaluation of its own performance, which shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

VI.     Committee Resources

      The Committee shall be empowered, without the approval of the Board or management, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall have the sole authority to retain and terminate any consultant that it uses to assist in the Committee’s evaluation of director, CEO or senior executive compensation and shall have the sole authority to approve that consultant’s fees and other retention terms. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of: (a) compensation to any advisor employed by the Committee; and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The Committee may form and delegate authority to subcommittees (which may be a subcommittee having only one member). The Committee may also delegate authority to grant options subject to specified limits to a subcommittee or to one or more individuals who need not be a member of the Board of the Company.

Approved: May 27, 2004

EXHIBIT C

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE

TERAYON COMMUNICATION SYSTEMS, INC.

Authority and Purpose

      The Nominating and Governance Committee (the “Committee”) of Terayon Communication Systems, Inc. (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to advise and make recommendations to the Board with respect to corporate governance principles, Board and committee membership and directorship practices. The Committee shall undertake those duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.

Committee Membership

      Committee members shall be elected annually by the Board, based on the recommendation of the Nominating and Governance Committee, and shall serve until their successors shall be duly elected and qualified. Committee members may be removed at any time by vote of the Board.

      The Committee shall consist of no fewer than three members. Each member of the Committee shall be an independent director as defined by all applicable rules and regulations. In addition, for purposes hereof, an “independent director” shall be one who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

Structure and Meetings

      The Committee shall conduct its business in accordance with this Charter, the Bylaws and any direction by the Board. The Committee chairperson shall be designated by the Board, or, if it does not do so, the committee members shall elect a chairperson by a vote of the majority of the full Committee.

      The Committee shall meet at least four times annually or as often as it determines necessary or appropriate at a time and place determined by the Committee chairperson. Actions of the Committee also may be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

      The Committee chairperson will preside at each meeting and, in consultation with the other members, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each member in advance of the meeting. The chairperson of the Committee shall regularly report to the full Board on its proceedings and any actions that the Committee takes.

      As necessary or desirable, the chairperson of the Committee may invite any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, to be present at meetings of the Committee.

Duties and Responsibilities

      The duties of the Committee shall include, without limitation, the following:

(1) Monitor the size and composition of the Board and committees of the Board.

(2) Consider and make recommendations to the Board with respect to the nominations or elections of directors of the Company in connection with the slate of directors proposed for stockholder approval at annual meetings of stockholders and vacancies occurring on the Board from time to time, including vacancies resulting from an increase in the size of the Board, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee need not evaluate or propose such nomination, unless required by contract or requested by the Board.

(3) Establish, review and evaluate the qualifications for Board membership.

(4) Solicit periodic input from the Board and conduct a review of the effectiveness of the structure and operations of the Board.

(5) Make recommendations to the Board concerning the appointment and removal of directors to committees of the Board and suggest rotations for chairpersons of committees as the Committee deems desirable from time to time.

(6) Make recommendations to the Board regarding committee structure and operations and delegated responsibilities of the committees.

(7) Evaluate and recommend any revisions to Board and committee meeting policies and logistics.

(8) Administer the annual self-evaluation by the Board, share the evaluation results with the full Board and lead Board discussions and analysis thereof.

(9) Establish, implement and monitor the processes for effective communication between the Company’s stockholders and members of the Board.

(10) Establish, implement and monitor the processes for consideration of stockholder proposals properly submitted in accordance with the provisions of the Bylaws.

(11) Review all stockholders proposals properly submitted to the Company in accordance with the provisions of the Bylaws (including any proposal relating to the nomination of a member of the Board) and recommend to the Board appropriate action on each such proposal with input from an independent advisor and/or legal counsel, as appropriate.

(12) Review and reassess, periodically, the adequacy of this Charter and make recommendations to the Board regarding any revisions to this Charter from time to time as appropriate.

(13) Evaluate the effectiveness of and make recommendations to the Board with respect to policies, procedures and practices in furtherance of good corporate governance.

(14) Consider, undertake and make recommendations to the Board with respect to succession planning for the Company’s senior management, including the Chief Executive Officer.

Selection of Directors

      In considering directors for the Board, the Committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of directors are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with the Company’s industry; prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board’s attention, there is the further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees.

      A review is also to be made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, lack of independence or other consideration that might hinder or prevent or otherwise impair his or her service on the Board. In making its selection, the Committee will bear in mind that the foremost responsibility of a director of a Company is to represent the interests of the stockholders as a whole.

Committee Resources

      The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors, including outside legal counsel. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

Approved: May 27, 2004

TERAYON COMMUNICATION SYSTEMS, INC.

ANNUAL MEETING OF STOCKHOLDERS
Thursday, December 16, 2004
9:00 a.m.
Terayon Communication Systems, Inc. Headquarters
4988 Great America Parkway
Santa Clara, California 95054

[TCSCM — TERAYON COMMUNICATION SYSTEMS, INC. revised signoff] [FILE NAME: ZTCS52.ELX] [VERSION — (5)] [10/29/04] [orig. 07/02/04]

DETACH HERE	ZTCS52

PROXY

TERAYON COMMUNICATION SYSTEMS, INC.

P
R
O
X
Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2004 ANNUAL MEETING OF STOCKHOLDERS
December 16, 2004

The undersigned stockholder of Terayon Communication Systems, Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 12, 2004, and hereby appoints Jerry D. Chase, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Terayon Communication Systems, Inc., to be held on Thursday, December 16, 2004, 9:00 a.m. local time, at the Terayon Communication Systems, Inc. Headquarters, 4988 Great America Parkway, Santa Clara, California 95054 and at any continuation(s), postponement(s) or adjournment(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in his discretion, upon such other matter or matters that may properly come before the Annual Meeting and any continuation(s), postponement(s) or adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF CLASS III DIRECTORS, (2) FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND (3) AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

TERAYON COMMUNICATION
SYSTEMS, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/tern	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[TCSCM — TERAYON COMMUNICATION SYSTEMS, INC. revised signoff] [FILE NAME: ZTCS51.ELX] [VERSION — (4)] [10/29/04] [orig. 07/02/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZTCS51

☑	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTING “FOR” EACH OF THE FOLLOWING PROPOSALS.

1.	ELECTION OF DIRECTORS

Nominees:	(01) Zaki Rakib (02) Jerry D. Chase (03) Mark Slaven

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominee(s) except as written above

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve and ratify the selection of Ernst & Young as the independent auditors of the Company for the fiscal year ending December 31, 2004.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	The proxy is authorized to vote in his discretion upon such other business as may properly come before the meeting.	☐	☐	☐

	Mark box at right if you plan to attend the Annual Meeting.			☐
	Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:	Signature:	Date: